PennMutual

Individual Variable Annuity Application COMPACT

The Penn Mutual Life Insurance Company
600 Dresher Road, Mail Code C2L
Horsham, PA 19044
1-800-873-6285, www.pennmutual.com

1. Product Name (Contract Minimums)

Variable Deferred Annuities (VA)

☐ Smart Foundation Prime VA ($2,000/$1,000 Qualified)
☐ Smart Foundation Plus VA ($25,000)

2. Owner

Name (First, Middle, Last or Trust/Entity) ______ ☐ Male ☐ Female ☐ Trust/Entity

Date of Birth (mm/dd/yyyy) __/__/____ Social Security/Tax ID # ______

Street Address ______ City ______ State ______ Zip ______

☐ US Citizen ☐ Resident Alien

Joint Owner (Optional - Not Available for Entity-Owned or Qualified Annuities)

Name (First, Middle, Last) ______ ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) __/__/____ Social Security/Tax ID # ______

Street Address ______ City ______ State ______ Zip ______

☐ US Citizen ☐ Resident Alien Relationship to Owner: ☐ Spouse ☐ Other ______

3. Annuitant - Same as: ☐ Owner ☐ Joint Owner (Annuitant must be a natural person)

Name (First, Middle, Last) ______ ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) __/__/____ Social Security/Tax ID # ______

Street Address ______ City ______ State ______ Zip ______

☐ US Citizen ☐ Resident Alien Relationship to Owner: ☐ Spouse ☐ Other ______

☐ **Joint Annuitant** ☐ **Contingent Annuitant** **Same as:** ☐ **Owner** ☐ **Joint Owner**
(Please reference the Annuity Application Instructions for eligibility.)

Name (First, Middle, Last) ______ ☐ Male ☐ Female

Date of Birth (mm/dd/yyyy) __/__/____ Social Security/Tax ID # ______

Street Address ______ City ______ State ______ Zip ______

☐ US Citizen ☐ Resident Alien Relationship to Owner: ☐ Spouse ☐ Other ______

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4. Employer Sponsored Retirement Plans

Existing plan? ☐ Yes ☐ No

Name of Existing Plan or Plan # ____________ Amount to be Billed $ ____________

New Plan - Complete if payor is different than the Owner Billing Requested ☐ Yes ☐ No

Plan Name ____________ Attention ____________

Street Address ____________ City, State, Zip ____________

5. Beneficiaries - If a beneficiary is not selected, the estate of the owner will be the beneficiary. Contingent beneficiaries receive proceeds only if all primary beneficiaries pre-decease the owners. Any surviving owner will be the sole primary beneficiary regardless of the designation below. If Jointly Owned, both Owners must be named primary beneficiaries. Please use whole percentages.

Beneficiary #1 - Primary ☐ Male ☐ Female

Name (First, Middle, Last or Trust/Entity) ____________ Relationship to Owner ____________

___/___/___ Date of Birth (mm/dd/yyyy) ____________ Social Security / Tax ID# ____________ % of Proceeds

Beneficiary #2 ☐ Primary ☐ Contingent ☐ Male ☐ Female

Name (First, Middle, Last or Trust/Entity) ____________ Relationship to Owner ____________

___/___/___ Date of Birth (mm/dd/yyyy) ____________ Social Security / Tax ID# ____________ % of Proceeds

Beneficiary #3 ☐ Primary ☐ Contingent ☐ Male ☐ Female

Name (First, Middle, Last or Trust/Entity) ____________ Relationship to Owner ____________

___/___/___ Date of Birth (mm/dd/yyyy) ____________ Social Security / Tax ID# ____________ % of Proceeds

Beneficiary #4 ☐ Primary ☐ Contingent ☐ Male ☐ Female

Name (First, Middle, Last or Trust/Entity) ____________ Relationship to Owner ____________

___/___/___ Date of Birth (mm/dd/yyyy) ____________ Social Security / Tax ID# ____________ % of Proceeds

To name additional beneficiaries please use the space provided in Section 10 or enclose a signed and dated letter.

6. Type of Contract Being Requested (Complete A or B)

A. Non-Qualified Registration:

☐ Individual ☐ Trust ☐ Entity ☐ Other ____________

Trusts must provide the completed PM6389. Corporations must provide a copy of the corporate resolution.

B. Qualified Registration:

☐ Traditional IRA (tax year________) ☐ Roth IRA (tax year________) ☐ SEP IRA ☐ SIMPLE IRA

☐ Traditional Stretch IRA ☐ Roth Stretch IRA ☐ Custodial IRA

☐ Traditional Defined Benefit Plan (Pre-approval is required) ☐ Other ____________

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6. Type of Contract Being Requested (continued)

C. Funding

Source	Payment	Institution Name	Current Value/ Premium Amount
Direct Payment	☐ Check ☐ Wire		$
1035 Exchange/Transfer	☐ 1035 Exchange (Non Qualified) ☐ Transfer ☐ Rollover (please select one option below) ☐ I am requesting funds directly from Institution ☐ Penn Mutual is to request funds from Institution Paperwork is included with the application		$
1035 Exchange/Transfer	☐ 1035 Exchange (Non Qualified) ☐ Transfer ☐ Rollover (please select one option below) ☐ I am requesting funds directly from Institution ☐ Penn Mutual is to request funds from Institution Paperwork is included with the application		$
		Total Investment	$

To name any additional funding for this application, please use the space provided in Section 10 Remarks or enclose a signed and dated letter.

7. Traditional / Roth Stretch IRAs

Deceased Name (First, Middle, Last or Trust/Entity) ____________________

Relationship to Deceased ____________________

Deceased Date of Death (mm/dd/yyyy) ____/____/________

Deceased Date of Birth (mm/dd/yyyy) ____/____/________

Deceased Social Security Number ____________________

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8. Optional Benefits

When choosing an optional benefit below, please select either single or joint

Option A (may select one)

☐ Guaranteed Growth and Income Benefit ☐ Single ☐ Joint

☐ Guaranteed Growth and Income Benefit with the Enhanced Death Benefit ☐ Single ☐ Joint

Option B

☐ Guaranteed Minimum Accumulation Benefit (Single only: Not available with any other rider)

Option C (may select one)

☐ Inflation Protector Withdrawal Benefit ☐ Single ☐ Joint

☐ Inflation Protector Withdrawal Benefit with the Enhanced Death Benefit ☐ Single ☐ Joint

Option D

☐ Enhanced Death Benefit ☐ Single ☐ Joint

If selecting a Joint Benefit, please indicate if Annuitant is Joint or Contingent in Section 3.

If any optional benefit I have selected in this section cannot be added to the contract due to age restriction, state availability or product, I understand that the contract will be issued without the benefit.

9. Investment Selection

A. Automatic Asset Rebalancing (AAR) – Minimum Initial Deposit $10,000

☐ I elect to have the total of the assets in all funds automatically rebalanced on the last business day of each quarter into the funds selected in Column A, Section C.

Dollar Cost Averaging and Automatic Asset Rebalancing cannot be on a contract at the same time. Automatic Asset Rebalancing will not be added to the contract if only one fund is selected.

B. Optional Dollar Cost Averaging Program (DCA) – Minimum Initial Deposit $10,000

Dollar Cost Averaging is an optional program which involves the systematic transfers of specific dollar amounts each month from a fixed investment to one or more investments listed below.

If you would like any portion of the initial payment to be allocated to the DCA program please complete both column A and B, Section C.

☐ I elect ______ % to DCA from one of the following funds for a period of ______ months (12 to 60) into the funds selected in Column B, Section C. ☐ Money Market ☐ Limited Maturity ☐ Quality Bond

☐ I elect ______ % to DCA from one of the following accounts. Funds will transfer in equal monthly installments to the funds selected in Column B, Section C. ☐ 6-Month Fixed ☐ 12-Month Fixed

Dollar Cost Averaging and Automatic Asset Rebalancing cannot be on a contract at the same time.

DCA transfers will occur on the 15th of each month after issue and will continue for the time period elected above. It will stop if Penn Mutual receives a request from the owner or the source funds have been depleted, and will resume if new funds are received.

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9. Investment Selection (continued)

C. Payment Allocation

Please specify how you would like your annuity premiums invested in Column A below. Allocations must be in whole percentages and must total 100%, including any portion allocated to DCA.

Values and payments under this contract, when based on the Investment Experience of a Separate Account are variable. They may decrease or increase and are not guaranteed as to a fixed dollar amount.

	A. Initial	B. DCA
Large Cap		
Large Growth Stock T. Rowe Price Associates	____%	____%
Large Core Growth Morgan Stanley Investment Management	____%	____%
Large Cap Growth MFS Investment Management	____%	____%
Large Core Value Eaton Vance Management	____%	____%
Large Cap Value AllianceBernstein	____%	____%
Mid Cap		
Mid Cap Growth Ivy Investment Management	____%	____%
Mid Cap Value Neuberger Berman Investment Advisers	____%	____%
Mid Core Value American Century	____%	____%
SMID Cap		
SMID Cap Growth Goldman Sachs Asset Management	____%	____%
SMID Cap Value AllianceBernstein	____%	____%
Small Cap		
Small Cap Growth Janus Capital Management	____%	____%
Small Cap Value Goldman Sachs Asset Management	____%	____%
Balanced		
Flexibly Managed T. Rowe Price Associates	____%	____%
Balanced Penn Mutual Asset Management, LLC	____%	____%
Index		
Index 500 State Street Global Advisors	____%	____%
Small Cap Index State Street Global Advisors	____%	____%
Developed International Index State Street Global Advisors	____%	____%

	A. Initial	B. DCA
Specialty		
Real Estate Securities Cohen & Steers Capital Management	____%	____%
International		
International Equity Vontobel Asset Management	____%	____%
Emerging Markets Equity Morgan Stanley Investment Management	____%	____%
Fixed Income Penn Mutual Asset Management, LLC		
Money Market	____%	____%
Limited Maturity Bond	____%	____%
Quality Bond	____%	____%
High Yield Bond	____%	____%
LifeStyle Asset Allocation Funds Penn Mutual Asset Management, LLC		
Aggressive Allocation	____%	____%
Moderately Aggressive Allocation	____%	____%
Moderate Allocation	____%	____%
Moderately Conservative Allocation	____%	____%
Conservative Allocation	____%	____%
Fixed Funds The Penn Mutual Life Insurance Company		
3 year Fixed*	____%	
5 year Fixed*	____%	
7 year Fixed*	____%	
6 Month Fixed (DCA Only)	____%	
12 Month Fixed (DCA Only)	____%	
Total (must equal 100%)	____%	____%

* Not available when the Guaranteed Growth and Income Benefit, Inflation Protector Withdrawal Benefit, or Enhanced Death Benefit are elected.

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10. Remarks

11. Fraud Notices

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

12. Disclosures

IRS Annuity Aggregation Rules
Under IRS regulations, all deferred annuity contracts issued by the same insurance company to the same policyholder during a calendar year are treated as one annuity contract. Under the IRS aggregation rules, all amounts received from such annuities are aggregated for tax calculation and tax reporting purposes.

Revenue Procedure 2011-38
The IRS states that a partial 1035 exchange will be treated as tax-free unless deferred annuity withdrawals are taken within 180 days.

Notice for Annuity Purchase in Qualified Plans
The reasons for the purchase of a deferred annuity should not include tax deferral when the annuity is intended for use in a tax-qualified retirement plan such as a 401(a) or IRA. The tax deferral is already provided by the tax-qualified retirement plan. In these situations, the reasons for the purchase of an annuity should focus on other benefits, such as lifetime income payments, family protection through an enhanced death benefit, multiple fund managers and guaranteed fees.

Qualified Plan/Charitable Remainder Trust (CRT) Tax Reporting
The Penn Mutual Life Insurance Company will not be responsible for any administration or tax reporting for any of the contracts that it issues for the Trust. The Plan Trustee will be responsible for all administration, including tax reporting, trust accounting calculation of trust distribution requirements, annual trust return filings, etc. The Trustee may, at their discretion, retain a qualified Third-Party Administrator (TPA) to perform administration and tax reporting.

Deferred Annuity Contracts Owned by Non-Natural Entities
Deferred annuity contracts owned by non-natural entities do not qualify for tax-deferred treatment of gains in the contract.

13. Replacement (This section must be completed)

Does the Owner or Annuitant have existing annuity or life insurance contracts? ☐ Yes ☐ No
If yes, you must complete the State Replacement Form.

Will this contract replace (in whole or in part) any existing annuity or life insurance contract(s)? ☐ Yes ☐ No
If yes, list below each existing policy or contract you are replacing and complete the applicable state specific form(s).

Company Name	Contract / Policy Number	Line of Business

Have you satisfied your RMD for all the contracts being transferred? ☐ Yes ☐ No ☐ N/A
If no, RMD must be satisfied prior to transfer.

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14. Acknowledgements and Signatures

I understand that this contract will not be issued until Penn Mutual has received the minimum payment required to open a contract.

I understand that unless I select an alternate date, variable and fixed deferred annuities will annuitize at age 95 (of the younger annuitant if a joint contract) or the maximum age allowed by the state of issue. Selection of an alternate date is not recommended for variable contracts that have elected an Optional Benefit.

Alternate Annuitization Date (mm/dd/yyyy) ______/______/__________

I hereby represent that my understandings, statements and answers to all of the above sections are correct and true to the best of my knowledge and belief. By signing below, I understand that:

a) This annuity is a long term commitment to meet insurance needs and financial goals. The annuity applied for is suitable for my investment objectives and my financial situation and needs;

b) My signature certifies, under penalty of perjury:

1) The number shown in this application as my social security number or taxpayer identification number is correct; and

2) I am not subject to backup withholding because I have not been notified by the IRS that I am subject to backup withholding as a failure to report all interest or dividends and, or the IRS has notified me that I am no longer subject to backup withholding, or I am exempt from backup withholding.

By signing below, I acknowledge receipt of the disclosure (prospectus for variable annuity sales) and an annuity buyer's guide, if required by my state.

☐ Check this box if you are subject to backup withholding under section 3406(a)(1)(c) of the Internal Revenue Code.

______________________________ ______________
Signed at (City) **State**

Sign ______________________________ ____/____/______
Owner Signature/Title **Date** (mm/dd/yyyy)

If signing on behalf of an entity, you must indicate official title / position within the entity;
if signing as a trustee for a trust, please provide the trustee designation.

Sign ______________________________ ____/____/______
Joint Owner Signature **Date** (mm/dd/yyyy)

Sign ______________________________ ____/____/______
Annuitant Signature (if not an Owner) **Date** (mm/dd/yyyy)

Sign ______________________________ ____/____/______
Joint / Contingent Annuitant (if not an Owner) **Date** (mm/dd/yyyy)

15. Mailing Instructions

Regular Mail Delivery
The Penn Mutual Life Insurance Company
Annuity New Business - C2L
P.O. Box 178
Philadelphia, PA 19105-0178

Overnight Service, Certified or Registered Mail Delivery
The Penn Mutual Life Insurance Company
Annuity New Business - C2L
600 Dresher Road
Horsham, PA 19044

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